MASTR Asset Securitization Trust Series 2004-6

Whole Loan 30YR Fixed-Rate

Originator	%
Bank of America		50.00%
Nat City		15.32%
First Saving		11.81%
Provident Funding		7.01%
Cendant Mortgage		5.24%
Chevy Chase Bank		4.63%
First Financial		1.18%
Mid America		0.87%
Chase Mortgage		0.86%
Cuna Mutual Mtge Corp		0.50%
Wall Street Banking		0.44%
JLM		0.42%
Primary Capital		0.37%
Prism/RBC Mtge.		0.31%
Eustis Mtge. Corp		0.23%
Luxury Mtge		0.17%
Alliance Bancorp		0.16%
Nexstar		0.14%
Citicorp		0.13%
Flick		0.12%
Downey Savings		0.10%

All numbers approximate.

All tranches subject to 5% size variance.

5% Cleanup Call

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.